EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Xilio Therapeutics, Inc. (the “Company”) for the three months ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, René Russo, President and Chief Executive Officer of the Company, and Salvatore Giovine, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ René Russo	/s/ Salvatore Giovine
Name: René Russo	Name: Salvatore Giovine
Title: President and Chief Executive Officer	Title: Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)

Date: December 2, 2021	Date: December 2, 2021